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                                                                   EXHIBIT 10.31

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                   CONTRACT STOCK / RESTRICTED UNITS AGREEMENT
                                   Pursuant to
                           2003 EQUITY INCENTIVE PLAN

            AGREEMENT, dated as of July 27, 2004, by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the "Company"), and Stuart M. Essig ("Executive").

            WHEREAS, the Company and Executive have entered into an Amended and Restated Employment Agreement (the "Employment Agreement"), dated as of July 27, 2004, pursuant to which Executive will continue to serve as President and Chief Executive Officer of the Company, on the terms and conditions set forth and described therein; and

            WHEREAS, pursuant to the Employment Agreement, the Company has agreed to grant to Executive an aggregate of 750,000 (seven hundred fifty thousand) shares of contract stock in the form of restricted units (the "Units") representing an equal number of shares of restricted common stock of the Company, par value $.01 per share ("Common Stock"), on the terms set forth herein; and

            WHEREAS, the grant of Units and restricted Common Stock hereunder is being made under the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan (the "2003 Plan"), a copy of which is attached.

            NOW, THEREFORE, the parties agree as follows:

      1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Employment Agreement, unless otherwise indicated.

      2. Grant of Units. Pursuant to Section 3.2(c) of the Employment Agreement, Executive is hereby granted, as of July 27, 2004, deferred compensation in the form of 750,000 (seven hundred fifty thousand) Units pursuant to the terms of this Agreement and to the 2003 Plan.

      3. Dividend Equivalents. Executive shall be paid, on a quarterly basis with respect to all outstanding Units (as such Units may be adjusted under Section 6), dividend equivalent amounts equal to the regular quarterly cash dividend payable to holders of Common Stock (to the extent regular quarterly cash dividends are paid) as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding Units. Such dividend equivalents shall be paid on the same date as the regular quarterly cash dividend is paid by the Company in respect of the Common Stock.

      4. Payments of Units.

      (a) The shares of Common Stock underlying the Units (the "Unit Shares") shall be paid out to Executive on the first business day following the date Executive's

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employment with the Company terminates; provided, however, that Executive shall have a one-time right to elect to defer the delivery of the Unit Shares by giving written notice to the Company (but in no event shall Executive defer delivery of the Unit Shares beyond June 30, 2029) and in no event shall Executive's deferral election be effective unless (i) made at least twelve months prior to the otherwise applicable distributing date and (ii) the deferred delivery date is at least five years (or such shorter period as may be allowed under applicable law without causing any immediate taxation or imposition of interest or penalties) beyond the scheduled delivery date. The Executive's right to defer delivery of the Unit Shares shall be permitted only if such election shall not cause constructive receipt of such shares under applicable law or otherwise directly result in any interest or penalties being imposed on Executive. If such right to elect to defer would cause Executive to be subject to immediate taxation or would result in any interest or penalties being imposed, such right shall be deemed automatically modified to the minimum extent necessary (as mutually agreed by the Company and the Executive) to avoid such immediate taxation or imposition of interest or penalties. In the event a Change in Control occurs, the timing of the payment of the Unit Shares shall be governed by the terms of the Employment Agreement. Notwithstanding any election by Executive to defer delivery of Unit Shares, in the event that Executive becomes subject to income taxation on any Units or Unit Shares prior to the then currently scheduled date (or dates, as applicable) of delivery, Executive shall receive an immediate distribution of all Unit Shares which are then subject to immediate taxation. The Company shall consult with Executive before making any such distribution of Unit Shares to confirm whether Executive intends to dispute any asserted recognition of taxation on Units of Unit Shares prior to the scheduled deferred delivery date.

      (b) Any Unit Shares delivered shall be deposited in an account designated by Executive and maintained at a brokerage house selected by Executive. Any such Unit Shares shall be duly authorized, fully paid and non-assessable shares, listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading and registered on the Company Registration Statement, if registration is requested by Executive.

      (c) Except as otherwise provided in this Agreement, Executive shall not be deemed to be a holder of any Common Stock pursuant to a Unit until the date of the issuance of a certificate to him for such shares and, except as otherwise provided in this Agreement, Executive shall not have any rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock covered by a Unit until such shares of Common Stock have been issued to him, which issuance shall not be unreasonably delayed.

      (d) The Company may require that Executive pay to the Company, or the Company may otherwise withhold, at the time of payment of the value of a Unit, any such amount as is required by law or regulation to be withheld for Federal, state or local income tax or any other taxes incurred by reason of the payment.

      (e) Executive's right to receive payment of any amounts under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company.

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      (f) After payment in accordance with this Section 4, the Unit Shares may not be sold, transferred or otherwise disposed of by Executive for a period of five days after receipt of such shares by Executive, except that no such restrictions shall apply in the case of a Change in Control or if Executive determines to sell (or instruct the Company to withhold) any Unit Shares in order to satisfy any obligations Executive may have with respect to any applicable tax withholding requirements on receipt of Unit Shares.

      5. Representations. The Company represents and warrants that this Agreement has been authorized by all necessary action of the Company, has been approved by the Board and is a valid and binding agreement of the Company enforceable against it in accordance with its terms and that the Unit Shares will be issued pursuant to and in accordance with the 2003 Plan, will be listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading, and will be validly issued, fully paid and non-assessable shares. The Company further represents and warrants that the grant of Units under this Agreement has been approved by the Company's Compensation Committee, that the 2003 Plan has and will have sufficient shares available to effect the distribution of the Unit Shares, and that the Company will file a Hart Scott Rodino application with respect to Executive on a timely basis, if necessary, in connection with the acquisition of Unit Shares by Executive under this Agreement.

      6. Changes in the Common Stock and Adjustment of Units.

      (a) In the event the outstanding shares of the Common Stock shall be changed into an increased number of shares, through a share dividend or a split-up of shares, or into a decreased number of shares, through a combination of shares, then immediately after the record date for such change, the number of Units then subject to this Agreement shall be proportionately increased, in case of such share dividend or split-up of shares, or proportionately decreased, in case of such combination of shares. In the event the Company shall issue any of its shares of stock or other securities or property (other than Common Stock which is covered by the preceding sentence), in a reclassification of the Common Stock (including without limitation any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the kind and number of Units subject to this Agreement immediately prior thereto shall be adjusted so that the Executive shall be entitled to receive the same kind and number of shares or other securities or property which the Executive would have owned or have been entitled to receive after the happening of any of the events described above, had he owned the shares of the Common Stock represented by the Units under this Agreement immediately prior to the happening of such event or any record date with respect thereto, which adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

      (b) In the event the Company shall distribute to all holders of the Common Stock evidences of its indebtedness or assets (including leveraged recapitalizations with special cash distributions, but excluding regular quarterly cash dividends), then in each case the number of Units thereafter subject to this Agreement shall be determined by multiplying the number of Units theretofore subject to this Agreement by a fraction, (i) the numerator of which shall be the then current market price per share of Common Stock (as determined in paragraph (c) below) on the record date for such distribution, and (ii) the denominator of

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which shall be the then current market price per share of the Common Stock less the then fair value (as mutually determined in good faith by the Board and the Executive) of the portion of the assets or evidences of indebtedness so distributed applicable to a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

      (c) For the purpose of any computation under paragraph (b) of this Section 6, the current market price per share of the Common Stock at any date shall be deemed to be the average of the daily Stock Prices (as defined herein) for 15 consecutive Trading Days (as defined herein) commencing 20 Trading Days before the date of such computation. "Stock Price" for each Trading Day shall be the "Fair Market Value" of the Common Stock (as defined in the Company Stock Option Plan, as in effect on the date of this Agreement) for such Trading Day. "Trading Day" shall be each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the exchange or in the market which is the principal United States market for the Common Stock.

      (d) For the purpose of this Section 6, the term "Common Stock" shall mean
(i) the class of Company securities designated as the Common Stock at the date of this Agreement, or (ii) any other class of equity interest resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to the second sentence of Section 6(a) above, the Executive shall become entitled to Units representing any shares other than the Common Stock, thereafter the number of such other shares represented by a Unit shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 6, and the provisions of this Agreement with respect to the shares of Common Stock represented by the Units shall apply on like terms to any such other shares.

      (e) In case of any consolidation of the Company or merger of the Company with another corporation as a result of which Common Stock is converted or modified, or in case of any sale or conveyance to another corporation of the property, assets and business of the Company as an entirety or substantially as an entirety, the Company shall modify the Units so as to provide the Executive with Units reflecting the kind and amount of shares and other securities and property that he would have owned or have been entitled to receive immediately after the happening of such consolidation, merger, sale or conveyance had his Units immediately prior to such action actually been shares and, if applicable, other securities of the Company represented by those Units. The provisions of this Section 6(e) shall similarly apply to successive consolidations, mergers, sales or conveyances.

      (f) If the Company distributes rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for the distribution, the Company shall distribute to Executive equivalent amounts of such rights or warrants as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding Units. Such rights or warrants shall be exercisable at the same time, on the same terms, and for the same price as the rights or warrants distributed to holders of the Common Stock.

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      (g) In case any event shall occur as to which the provisions of this
Section 6 are not applicable but the failure to make any adjustment would not fairly protect the rights represented by the Units in accordance with the essential intent and principles of this Section 6 then, in each such case, the Company shall make an adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6, necessary to preserve, without dilution, the rights represented by the Units. The Company will promptly notify the Executive of any such proposed adjustment.

      (h) Notwithstanding anything to the contrary contained herein, the provisions of Section 6 shall not apply to, and no adjustment is required to be made in respect of, any of the following: (i) the issuance of shares of Common Stock upon the exercise of any other rights, options or warrants that entitle the holder to subscribe for or purchase such shares (it being understood that the sole adjustment pursuant to this Section 6 in respect of the issuance of shares of Common Stock upon exercise of rights, options or warrants shall be made at the time of the issuance by the Company of such rights, options or warrants, or a change in the terms thereof); (ii) the issuance of shares of Common Stock to the Company's employees, directors or consultants pursuant to bona fide benefit plans adopted by the Company's Board; (iii) the issuance of shares of Common Stock in a bona fide public offering pursuant to a firm commitment offering; (iv) the issuance of shares of Common Stock pursuant to any dividend reinvestment or similar plan adopted by the Company's Board to the extent that the applicable discount from the current market price for shares issued under such plan does not exceed 5%; and (v) the issuance of shares of Common Stock in any arm's length transaction, directly or indirectly, to any party.

      (i) Notwithstanding anything in this Agreement to the contrary, in the event of a spin-off by the Company to its shareholders, Executive's participation in such spin-off with respect to the Units and the adjustment of the Units shall be determined in an appropriate and equitable manner, and it is the intention of the parties hereto that, to the extent practicable, such adjustment shall include an equity interest in the spin-off entity.

      (j) In the event the parties hereto cannot agree upon an appropriate and equitable adjustment to the Units, the services of an independent investment banker mutually acceptable to Executive and the Company shall (at the sole expense of the Company) be retained to determine an appropriate and equitable adjustment, and such determination shall be binding upon the parties.

      7. No Right to Employment. Nothing in this Agreement shall confer upon Executive the right to remain in employ of the Company or any subsidiary of the Company.

      8. Nontransferability. This Agreement shall not be assignable or transferable by the Company (other than to successors of the Company) and this Agreement and the Units shall not be assignable or transferable by the Executive otherwise than by will or by the laws of descent and distribution, and the Units

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may be paid out during the lifetime of the Executive only to him. More particularly, but without limiting the generality of the foregoing, the Units may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Units contrary to the provisions of this Agreement, and any levy of any attachment or similar process upon the Units, shall be null and void and without effect.

      9. Arbitration, Legal Fees and Expenses. If any contest or dispute shall arise between the Company and Executive regarding any provision of this Agreement, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute, pursuant to the provisions of Section 8.1 of the Employment Agreement. The application of this Section 9 (and Section 8.1 of the Employment Agreement) shall survive the termination of the Employment Agreement. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses. Any dispute or controversy arising under or in connection with this Agreement, shall be settled exclusively by arbitration in Wilmington, Delaware in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

      10. Entire Agreement. This Agreement and the Employment Agreement contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise.

      11. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

      12. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

                  To the Executive:

                  Stuart M. Essig
                  26 Coniston Court
                  Princeton, NJ 08540
                  Facsimile: 609-924-7264

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                  To the Company:

                  Integra LifeSciences Holdings Corporation
                  311 Enterprise Drive
                  Plainsboro, NJ  08536
                  Attention: Chairman
                  Facsimile: 609-275-9006

                 (with a copy to the Company's General Counsel)

            Any notice delivered personally or by courier under this Section 12 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

      13. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

      14. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing, this Agreement by the terms of any law, order, rule or regulation, its certificate of incorporation or by-laws, or any agreement to which it is a party.

      15. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or Executive's employment to the extent necessary for the intended preservation of such rights and obligations.

      16. Successors. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and upon the Executive's beneficiaries, legal representatives or estate, as the case may be.

      17. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

      18. Headings. All descriptive headings of sections and paragraphs in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

      19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Contract Stock / Restricted Units Agreement as of the date first above written.

                             INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                             By: /s/ Richard Caruso
                                 ---------------------------
                                 Richard Caruso, Chairman

                                 /s/ Stuart M. Essig
                                 ---------------------------
                                 Stuart M. Essig

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